UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2012

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On December 12, 2012, Simpson Manufacturing Co., Inc. (the “Company”) filed a Form 8-K reporting 2013 compensation amounts for its Named Executive Officers that were approved by the Compensation and Leadership Development Committee of our Board of Directors at their meeting on December 10, 2012. It was discovered that the amount reported as the Operating Profit Goal for its Executive Officer Cash Profit Sharing and its equity compensation program was incorrect. The amount reported for the Operating Profit Goal was $94,876,000. The corrected amount is $95,779,000. There were no changes to the Qualifying Level, the Targeted Payout or the Restricted Stock Unit Award reported. The revised 2013 compensation of Named Executive Officers is set forth on corrected Exhibit 10 attached hereto and incorporated herein by this reference.

Item 8.01 Other Events.

On December 11, 2012, Simpson Manufacturing Co., Inc. announced the declaration of a cash dividend of $0.125 per share in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01      Financial Statements and Exhibits

(d)         Exhibits:

Exhibit Number	Description

10	Compensation of Named Executive Officers.

99.1	Press release dated December 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	January 31, 2013	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer